UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2705 Brown Trail, Suite 100	76021
Bedford, Texas 76021	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 7.01 Regulation Fair Disclosure

On October 8, 2013, the Securities and Exchange Commission declared a Galenfeha registration statement effective on form S-1. Five of Galenfeha’s Directors and Officers registered a total of 2,848,000 shares. This form 8-K is to inform the public that these five company affiliates intend on selling their registered shares in the open market, and the majority of the proceeds from the sales of these securities will be loaned back to the company in order to purchase additional inventory. The Officer and Director loans to the company will be at a rate of 4% per year, repayable when said Directors and Officers feel the company has become profitable enough to repay these loans without adversely affecting future operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16th, 2014

GALENFEHA, INC.

/s/ James Ketner
James Ketner
President/CEO/Director

/s/ LaNell Armour
LaNell Armour
Director, Secretary and Treasurer